EXHIBIT 5.1

October 1, 2020

Duos Technologies Group Inc.
6622 Southpoint Drive S., Suite 310
Jacksonville, Florida 32216

Re:	Shares to be registered on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you, Duos Technologies Group Inc., a Florida corporation, (the “Company”) in connection with the Company’s Post-Effective Amendment No. 3 to the Registration Statement No. 333-222206 on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) with respect to 5,365,574 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) consisting of 3,532,895 shares of issued Common Stock (the “Common Shares”), 243,572 shares of Common Stock issuable upon conversion of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Shares”), and up to 1,589,107 shares of Common Stock issuable upon exercise of warrants (the “Warrants”) that may be sold from time to time (the “Warrant Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Certificate of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Common Shares, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, are validly issued, fully paid and non-assessable, (ii) the Series B Preferred Shares, when issued upon exercise of the Series B Convertible Preferred Stock against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and (iii) the Warrant Shares, when issued upon exercise of the Warrants against payment therefore as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Florida, including the Constitution of the State of Florida, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours, /s/ Lucosky Brookman LLP Lucosky Brookman LLP